UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

SEVEN HILLS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	20-4649929 (I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts (Address of principal executive offices)	02458-1634 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Seven Hills Realty Trust, a Maryland real estate investment trust (the “MD REIT” or the “Registrant”), as the successor registrant to Seven Hills Realty Trust, a Maryland statutory trust (the “Trust”). Effective at 4:01 p.m. (Eastern Time) on December 22, 2021 (the “Effective Time”), the Trust converted from a Maryland statutory trust to a Maryland real estate investment trust (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the Effective Time, the MD REIT’s common shares of beneficial interest, par value $0.001 per share (the “REIT Common Shares”), were deemed to be registered under Section 12(b) of the Exchange Act as the MD REIT is deemed to be the successor registrant to the Trust. The MD REIT expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The REIT Common Shares will continue to trade on The Nasdaq Stock Market LLC under the ticker symbol “SEVN.”

This Amendment amends the Registration Statement as follows:

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Shares is contained in “Description of Shares” set forth in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 22, 2021, which is incorporated herein by reference.

Item 2. Exhibits.

2.1        Plan of Conversion of Seven Hills Realty Trust (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 22, 2021).

2.2       Articles of Conversion to a Real Estate Investment Trust of Seven Hills Realty Trust (incorporated herein by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed on December 22, 2021).

3.1       Declaration of Trust of Seven Hills Realty Trust (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on December 22, 2021).

3.2       Bylaws of Seven Hills Realty Trust (incorporated herein by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on December 22, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEVEN HILLS REALTY TRUST

Date:	December 22, 2021	By:	/s/ G. Douglas Lanois
		Name:	G. Douglas Lanois
		Title:	Chief Financial Officer and Treasurer